UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______

Form 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2005

PATIENT INFOSYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22319	16-1476509	_
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

46 Prince Street, Rochester, New York	14607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 242-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

On December 30, 2005, Patient Infosystems, Inc. (the “Registrant”) sold 177,050 units which consisted of newly issued common stock and shares of American Caresource Holdings, Inc. common stock (“ACSH”) held by the Company. The Company sold a total of 177,050 shares of its common stock and 88,525 shares of ACSH common stock for $3.05 per unit in a private placement to institutional and other accredited investors. Gross proceeds to the registrant from this sale was approximately $540,000. The proceeds from the sale were used to repay indebtedness. The securities offered and sold in this private placement were sold in reliance on an exemption from the registration requirements under Regulation D of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATIENT INFOSYSTEMS, INC.

Date: January 5, 2005	By: __/s/ Kent Tapper__________________
Kent Tapper
Chief Financial Officer

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